GameStop Reports 2020 Holiday Sales Results

Grapevine, Texas (January 11, 2021) - GameStop Corp. (NYSE: GME), today reported worldwide sales results for the nine-week holiday period ended January 2, 2021 reflecting a 4.8% increase in comparable store sales and a 309% increase in E-Commerce sales. Total sales declined 3.1% driven by an 11% decrease in the company’s store base due to its planned de-densification strategy, temporary store closures around the world due to government mandates and lower store traffic, particularly later in December, due to the significant impacts of COVID-19. The Company believes the industry-wide traffic decline during the Holiday period adversely impacted comparable sales for the nine-week period in the high single-digit to low double-digit percentage point range. In addition, significant worldwide supply chain constraints impacted the ability to distribute products to customers across all sales channels. However, the Company experienced unprecedented demand for recently launched gaming consoles, and while consumer demand far outpaced constrained supply in the nine-week period, the Company believes these products will drive sales well into 2021 as console availability from our suppliers improves later in the year.

Holiday Sales (the nine-week period ended January 2, 2021 compared to the nine-week period ended January 4, 2020)

•Total comparable store sales increased 4.8% compared to last year and reflected a 29.6 percentage point sequential improvement from the third quarter of fiscal 2020. These positive results were adversely impacted in the high single-digit to low double-digit percentage point range, as a result of a significant reduction in consumer traffic related to the increase in COVID-19 cases;
•Net sales were $1.770 billion, a 3.1% decrease compared to 2019, as strong console demand was offset by store closures under the Company’s planned de-densification strategy, temporary store closures mandated by local governments due to COVID-19, and industry-wide limited supply of new gaming consoles, and supply chain constraints broadly;
•E-Commerce sales, which are included in comparable store sales, rose 309% and represented approximately 34% of total company sales, with total worldwide E-Commerce sales year to date reaching over $1.35 billion, far exceeding the Company’s $1.0 billion growth objective;
•Regional Sales, in Australia/New Zealand, where the Company’s operations were materially less impacted by the effects of the COVID-19 pandemic, total comparable sales for the nine-week period increased approximately 31%, outperforming the Company’s other operating regions.

George Sherman, GameStop’s chief executive officer said, “GameStop maintained its status as the omni-channel destination for gaming and entertainment with unprecedented demand for the new gaming consoles and a significant increase in E-Commerce sales. Demand for the new generation of consoles remains very strong, and as a result, we anticipate the consumer’s excitement for the new console technology will benefit us going forward well through 2021. We reported a 4.8% increase in comparable store sales, including over 300% increase in E-Commerce sales reflecting demand for new consoles, continued strength for Nintendo Switch and our expanded gaming product assortment. While E-Commerce sales contributed approximately 34% of total sales for the first nine weeks of the fourth quarter, our sales growth progression also includes an adverse impact to comparable transactions related to the meaningful drop in retail traffic during the holiday sales season due to an increase in COVID-19 cases around the world.”

Mr. Sherman continued, “Overall, we remain confident in both the positive growth aspects for 2021 driven by our strategy to add new and exciting product revenue streams across all things games and entertainment and the strong demand for the new generation for console-based video game products We look forward to executing on both of these areas in 2021 to expand our addressable market and product offerings supported by the many exciting opportunities to leverage our brand, extensive loyalty member base, and improving digital capabilities.”

Fiscal Fourth Quarter 2020 Outlook (13 weeks ending January 30, 2021)
The Company continues to focus on efforts that position it to manage through this unprecedented time, including maintaining its balance sheet strength, prioritizing the allocation of resources to areas of the business that produce strong cash flow, reducing expenses across the business, developing and expanding its digital strategy, and intensifying inventory discipline. Due to the uncertainty around the duration and evolving impact of COVID-19, the Company is continuing to suspend guidance, however, unless further unforeseen COVID-19 related impacts occur, it expects to realize positive comparable store sales results and profitability in the fiscal fourth quarter.

The Company anticipates reporting fourth quarter and full fiscal year 2020 results in late March.

About GameStop.
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a digital-first omni-channel retailer, offering games and entertainment products in its over 5,000 stores and comprehensive E-Commerce properties across 10 countries. GameStop, through its family of brands offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, comparable store growth, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s financial results, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: macroeconomic pressures, including the effects of COVID-19 on consumer spending and the Company’s ability to keep stores open; the impact of the COVID-19 pandemic on the Company’s business and financial results; the economic conditions in the U.S. and certain international markets; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; the Company’s ability to keep pace with changing industry technology and consumer preferences; the impact of international crises and trade restrictions and tariffs on the delivery of the Company’s products; the Company’s ability to obtain favorable terms from its suppliers; the international nature of the Company’s business; the Company’s dependence on sales during the holiday selling season; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to de-densify its global store base; the Company’s ability to renew, terminate or enter into new leases on favorable terms; the competitive nature of the Company’s industry; the Company’s ability to attract and retain executive officers and key personnel; the adequacy of the Company’s management information systems; the Company’s reliance on centralized facilities for refurbishment of its pre-owned products; the Company’s ability to react to trends in pop culture with regard to its sales of collectibles and dependence on licensed products for a substantial portion of such sales; the Company’s ability to maintain security of its customer, employee or company information; potential harm to the Company’s reputation; the Company’s ability to maintain effective control over financial reporting; the Company’s vendors’ ability to provide marketing and merchandise support at historical levels; restrictions on the Company’s ability to purchase and sell pre-owned video games; potential decrease in popularity of certain types of video games; changes in the Company’s global tax rate; potential future litigation and other legal proceedings; changes in accounting rules and regulations; and the Company’s ability to comply with federal, state, local and international law. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found in Exhibit 99.4 of GameStop's Current Report on Form 8-K filed on June 5, 2020 and in GameStop’s Quarterly report on Form 10-Q filed on September 9, 2020 and other filings made from time to time with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com